Exhibit 99.1

Omega Protein Corporation States that Its Policy is

Not to Comment on Unusual Market Activity

HOUSTON, March 29, 2011 – Omega Protein Corporation (NYSE symbol: OME), a nutritional ingredient company that is also the nation’s leading producer of Omega-3 fish oil and specialty fish meal products, announced today that as a result of unusual market activity in the Company’s common shares on March 29, 2011, the NYSE contacted the Company in accordance with the NYSE’s usual practice and requested that the Company issue a public statement regarding that activity. The Company states that its policy is not to comment on unusual market activity.

About Omega Protein Corporation

Omega Protein Corporation is a nutritional ingredient company and the nation’s largest manufacturer of heart-healthy fish oils containing Omega-3 fatty acids for human consumption, as well as specialty fish meals and fish oil used as value-added ingredients in aquaculture, swine and other livestock feeds. Omega Protein makes its products from menhaden, an Omega-3 rich fish that is not utilized as seafood, but which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” or other similar expressions. These factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form10-Q and Form 8-K.

CONTACT:

Investor Relations, (713) 623-0060 OR hq@omegahouston.com

Web site: www.omegaproteininc.com

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